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                                                                    EXHIBIT 3


                      AMENDMENT NO. 2 TO RIGHTS AGREEMENT

          THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "Amendment") is entered into as of September 14, 1999 by and between GENERAL INSTRUMENT CORPORATION (formerly known as NextLevel Systems, Inc.), a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent (the "Rights Agent"), amending the Rights Agreement, dated as of June 12, 1997, between the Company and the Rights Agent (the "Rights Agreement"), as previously amended pursuant to an Amendment, dated December 16, 1997, between the Company and the Rights Agent.

                           Recitals of the Company:

          The Company has duly authorized the execution and delivery of this Amendment, and all things necessary to make this Amendment a valid agreement of the Company have been done. This Amendment is entered into pursuant to
Section 27 of the Rights Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          1. Defined Terms. Terms defined in the Rights Agreement and used herein shall have the meanings given to them in the Rights Agreement.

          2.  Amendments to Section 1.    Section 1(a) of the Rights
Agreement is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its Affiliates or Associates shall be deemed to be an Acquiring Person or Interested Stockholder solely by reason of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger"

          (b) Section 1 of the Rights Agreement is amended to add the following provisions at the end thereof:

          "(u)  For purposes of this Agreement:

               "Effective Time" shall have the meaning assigned to such term in the Merger Agreement;

               "Merger" shall have the meaning assigned to such term in the Merger Agreement;

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               "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of September 14, 1999 among Motorola, Inc., a Delaware corporation, Lucerne Acquisition Corp., a Delaware corporation, and the Company, as amended from time to time in accordance with its terms; and

               "Parent" shall mean Motorola, Inc., a Delaware corporation."

          3. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

               "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of the Merger Agreement or the consummation of the Merger."

          4. Amendment of Section 7(a). Section 7(a) of the Rights Agreement is amended by deleting the words "or (iv)" of such subsection and substituting in their place "(iv)" and inserting immediately after the word "hereof" in the last line thereof the following clause: "or (v) immediately prior to the Effective Time. Upon the Expiration Date, the Rights shall expire."

          5. Amendment of Section 25. Section 25 of the Rights Agreement is amended by adding the following paragraph (c) thereto:

               "(c) The Company shall use its reasonable efforts to provide notice to the Rights Agent of the consummation of the Merger as soon as practicable prior to such Effective Time."

          6. Effectiveness. This Amendment shall be deemed effective as of September 14, 1999 as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          7. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.






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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                            GENERAL INSTRUMENT CORPORATION


/s/ Lee S. Zimmerman               By:  /s/ Robert A. Scott
----------------------------       ---------------------------------
Title:  Assistant Secretary        Title:  Senior Vice President and General
                                            Counsel

Attest:                            CHASEMELLON SHAREHOLDER
                                   SERVICES, L.L.C.

/s/ Robert Kavanagh                By: /s/ Selwyn Crawford
----------------------------       ---------------------------------
Title:                             Title:  Relationship Manager


























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